Exhibit 99.2

americold

americold®

EARNINGS RELEASE & FINANCIAL SUPPLEMENT

SECOND QUARTER 2026

Financial Supplement | Second Quarter 2026

Financial Supplement | Second Quarter 2026

Corporate Profile
Americold (NYSE: COLD) is a global leader in temperature-controlled logistics and real estate, supporting the safe, efficient movement of food worldwide. With 224 operating facilities across North America, Europe, Asia-Pacific, and South America totaling approximately 1.4 billion refrigerated cubic feet—we connect producers, processors, distributors, and retailers. Leveraging deep industry expertise, advanced technology, and sustainable practices, Americold delivers reliable cold storage and transportation solutions that create lasting value for customers and communities.
Corporate Headquarters
10 Glenlake Parkway, Suite 600, South Tower
Atlanta, Georgia 30328
Telephone: 678-441-1400
Website: www.americold.com
Senior Management
Robert S. Chambers: Chief Executive Officer and Director
Christopher J. Papa: Chief Financial Officer and Executive Vice President
M. Bryan Verbarendse: President, Americas
Richard C. Winnall: President, International
Nathan H. Harwell: Chief Legal and People Officer and Executive Vice President
R. Scott Henderson: Chief Investment Officer and Executive Vice President
Anita Nanda: Global Development and Automation and Senior Vice President **
Robert E. Harris, Jr.: Chief Accounting Officer and Senior Vice President

Board of Directors
Mark R. Patterson: Chairman of the Board of Directors
Kelly H. Barrett: Director
Robert L. Bass: Director
Robert S. Chambers: Chief Executive Officer and Director
Antonio F. Fernandez: Director
Pamela K. Kohn: Director
David J. Neithercut: Director
Andrew P. Power: Director
Joseph E. Reece: Director
Stephen R. Sleigh: Director
Investor Relations
To request more information or to be added to our e-mail distribution list, please visit the investors section of our website: www.americold.com
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

** - Anita Nanda is also currently serving as the Company’s Interim Chief Information Officer.

Financial Supplement | Second Quarter 2026

Analyst Coverage

Firm	Analyst Name	Contact	Email
Baird Equity Research	Nicholas Thillman	414-298-5053	nthillman@rwbaird.com
Bank of America Merrill Lynch	Samir Khanal	646-855-1497	samir.khanal@bofa.com
Barclays	Brendan Lynch	212-526-9428	brendan.lynch@barclays.com
BNP Paribas Exane Research	Nate Crossett	646-725-3716	nate.crossett@exanebnpparibas.com
Citi	Craig Mailman	212-816-4471	craig.mailman@citi.com
Compass Point Research	Rob Simone	201-355-6813	rsimone@compasspointllc.com
Evercore ISI	Steve Sakwa/ Michael Griffin	212-446-9462 / 212-752-0886	steve.sakwa@evercoreisi.com / michael.griffin@evercoreisi.com
Green Street Advisors	Vince Tibone	949-640-8780	vtibone@greenstreet.com
J.P. Morgan	Michael W. Mueller	212-622-6689	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	917-368-2286	tthomas@key.com
MorningStar Research Services	Kevin Brown	312-244-7664	kevin.brown@morningstar.com
Piper Sandler	Alexander Goldfarb	212-466-7937	alexander.goldfarb@psc.com
RBC	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Scotiabank	Viktor Fediv	212-225-6411	viktor.fediv@scotiabank.com
Truist	Michael R. Lewis	212-319-5659	michael.r.lewis@truist.com
UBS	Michael Goldsmith	212-713-2951	michael.goldsmith@ubs.com
Wells Fargo Securities	Blaine Heck	410-662-2556	blaine.heck@wellsfargo.com
Wolfe Research	Andy Liu	646-582-9257	aliu@wolferesearch.com
Stock Listing Information
The shares of Americold Realty Trust, Inc. are traded on the New York Stock Exchange under the symbol “COLD”.
Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Positive Trend)

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)
These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement | Second Quarter 2026

AMERICOLD ANNOUNCES SECOND QUARTER 2026 RESULTS
Delivered $0.35 Adjusted FFO Per Share and Raises Full-Year Guidance

Year-Over-Year Revenue and Occupancy Growth Reflect Continued Industry Stabilization

Advanced Strategic Joint Venture to Strengthen Balance Sheet and Enhance Financial Flexibility

Atlanta, GA, August 6, 2026 - Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), a global leader in temperature-controlled logistics, ensuring safe, efficient food movement worldwide, today announced financial and operating results for the second quarter ended June 30, 2026.

"Americold delivered another quarter of strong results, with Adjusted FFO of $0.35 per share exceeding our expectations and total revenues increasing year-over-year. We were encouraged by ongoing growth in both physical occupancy and pricing, as industry fundamentals show continued signs of stabilization. While consumer demand remains relatively flat, our results demonstrate the strength of our platform, the value of our customer relationships, and our ability to win new business through operational excellence and disciplined commercial execution."

"Importantly, we are not waiting for a market recovery to drive value creation. We entered the year with a clear set of priorities focused on strengthening the business, and we made meaningful progress on each of them during the second quarter. We are advancing towards closing our joint venture with EQT, which we expect will significantly improve our balance sheet, enhance our financial flexibility and provide a strategic platform to pursue future developments. Our initiatives to actively manage our portfolio, improve our cost structure and expand customer relationships, demonstrate that our strategy is delivering tangible results and that Americold can win in the market.”

"Our team continues to execute well, and the strength of our first-half operating performance, combined with the improving trends we are seeing across the business, gives us the confidence to increase our full-year Adjusted FFO guidance to a range of $1.26 to $1.32 per share. Importantly, our improved outlook more than offsets the projected dilution from the joint venture transaction and demonstrates the resilience of the underlying business. We remain focused on disciplined execution, prudent capital allocation, and delivering reliable service to our customers, and we believe Americold is well positioned to generate sustainable long-term growth and value creation for our shareholders."

Second Quarter 2026 Highlights
•Total revenues of $662.9 million, a 1.9% increase from $650.7 million in Q2 2025 and an increase of 0.6% on a constant currency basis.
•Net loss of $342.8 million, or $1.19 loss per diluted share, as compared to a net income of $0.01 per diluted share in Q2 2025 primarily due to impairment charges recognized during the quarter.
•Global Warehouse segment same store revenues increased 2.2% on an actual basis and increased 1.1% on a constant currency basis as compared to Q2 2025.
•Global Warehouse same store services margin decreased to 14.8% in Q2 2026 from 15.2% in Q2 2025.
•Global Warehouse segment same store NOI decreased 1.5%, or 2.2% on a constant currency basis, as compared to Q2 2025.
•Adjusted FFO of $102.0 million, or $0.35 per diluted share, a 2.8% decrease from Q2 2025 Adjusted FFO per diluted share of $0.36.
•Core EBITDA remained flat at $159.1 million in Q2 2026 and Q2 2025, with a 0.6% decrease on a constant currency basis.
•Core EBITDA margin of 24.0%, decreased from 24.4% in Q2 2025.

Financial Supplement | Second Quarter 2026

2026 Outlook
The table below includes the details of our annual guidance as of August 6, 2026 which have been updated to include the projected impacts of the joint venture which was announced on May 7, 2026 and is expected to close during the Company’s fiscal third quarter. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

As of
	August 6, 2026	Unadjusted(1) 8/6/2026	Unadjusted(1) 2/19/2026
Warehouse segment same store revenues (constant currency)	$2.03B - $2.09B	$2.25B - $2.32B	$2.20B - $2.27B
Warehouse segment same store NOI (constant currency)	$660M - $695M	$760M - $800M	$735M - $785M
Total Company NOI (constant currency)	$775M - $815M	$810M - $850M	$780M - $845M
Total selling, general and administrative expense (guidance is inclusive of approximately $218M - $228M of core SG&A, $23M - $24M of share-based compensation expense, and $8M - $10M of Project Orion deferred costs amortization)	$250M - $260M	$250M - $260M	$250M - $260M
Core EBITDA	$570M - $600M	$605M - $635M	$570M - $620M
Interest expense	$155M - $160M	$170M - $175M	$170M - $180M
Current income tax expense	$7M - $9M	$7M - $9M	$6M - $8M
Total maintenance capital expenditures	$60M - $70M	$60M - $70M	$60M - $70M
Adjusted FFO per share	$1.26 -$1.32	$1.31 - $1.37	$1.20 - $1.30
(1)The ranges for these metrics exclude the projected impacts of the joint venture transaction which was announced on May 7, 2026 and is expected to close during the Company’s fiscal third quarter.
We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Warehouse Segment Same Store Revenues and NOI, Total Company NOI, Core EBITDA, and Adjusted FFO per share without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant.

Financial Supplement | Second Quarter 2026

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, August 6, 2026 at 8:00 a.m. Eastern Time to discuss its second quarter 2026 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID#13761099. The telephone replay will be available starting shortly after the call until August 20, 2026.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.
During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.
Second Quarter 2026 Total Company Financial Results
As of January 1, 2026, the Company's former Third-Party Managed reportable segment has been included in the Warehouse reportable segment. All prior period comparative financial information has been recast to reflect the revised segment structure.
Total revenues for the second quarter of 2026 were $662.9 million, a 1.9% increase from $650.7 million in the same quarter of the prior year, primarily due to an increase in transportation services revenues, a slight increase in our same store warehouse pool driven by rate increases, and favorable foreign exchange rate movements, partially offset by lower revenue from the Company's non-same store pool attributable to portfolio management initiatives, including the sale or exit of certain sites during the trailing twelve-month period.
For the second quarter of 2026, Global Warehouse segment revenues were $603.6 million, an increase of $0.9 million, or 0.2% on an actual basis, and a decrease of 0.9% on a constant currency basis. The actual increase was principally driven by favorable foreign exchange rate movements, incremental revenue from recently completed developments in our Australian operations, and a 0.9% increase in our physical occupied pallet positions. This increase was partially offset by a 1.0% decrease in throughput pallets and a slight decline in fixed commitment storage contracts during the second quarter of 2026 compared to the same period in the prior year.
Global Warehouse segment contribution (“NOI”) was $201.7 million for the second quarter of 2026, as compared to $202.9 million for the second quarter of 2025, a decrease of $1.2 million, or 0.6% on an actual basis and a decrease of 1.3% on a constant currency basis. Global Warehouse segment margin was 33.4% for the second quarter of 2026, a 30 basis point decrease compared to the second quarter of 2025. The decrease in NOI for the Global Warehouse segment was primarily driven by higher energy costs during the second quarter of 2026 as compared to the second quarter of 2025, partially offset by the increase in Global Warehouse segment revenues, as noted above.
Total NOI for the second quarter of 2026 was $212.7 million, an increase of 0.5% (0.3% decrease on a constant currency basis) from the same quarter of the prior year. This increase was primarily related to an increase in Transportation segment NOI driven by higher volumes across our Transportation network.
For the second quarter of 2026, the Company reported a net loss of $342.8 million, or a net loss of $1.19 per diluted share, compared to net income of $1.5 million, or net income of $0.01 per diluted share, for the comparable quarter of the prior year. This decline was principally driven by a $309.6 million impairment charge during the second quarter of 2026 primarily associated with a mutual agreement with a customer to wind-down operations at our Lancaster, PA and Plainville, CT facilities. The decline in net income was also attributable to an unfavorable $19.5 million change in Total income tax expense, a $12.5 million increase in Depreciation and amortization expense associated with recently completed developments and a $8.4 million decline in Net gain from sale of real estate as compared to the second quarter of 2025.

Financial Supplement | Second Quarter 2026

Core EBITDA was $159.1 million in both the second quarter of 2026 and the second quarter of 2025. On a constant currency basis, Core EBITDA decreased 0.6%, primarily due to the factors impacting net loss noted above.
For the second quarter of 2026, Core FFO was $50.4 million, or $0.18 per diluted share, compared to $75.8 million, or $0.27 per diluted share, for the second quarter of 2025.
For the second quarter of 2026, Adjusted FFO was $102.0 million, or $0.35 per diluted share, compared to $103.6 million, or $0.36 per diluted share, for the second quarter of 2025.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Balance Sheet Activity and Liquidity
As of June 30, 2026, the Company had total liquidity of approximately $719.8 million, including cash and available capacity on its revolving credit facility and outstanding letters of credit. Total net debt outstanding was approximately $4.4 billion (inclusive of approximately $213.0 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees). Unsecured debt comprises 95.2% of the Company’s total debt as of June 30, 2026. At quarter end, net debt to pro-forma Core EBITDA (based on trailing twelve months pro-forma Core EBITDA) was approximately 7.3x. During the three months ended June 30, 2026, the Company amended its revolving credit agreement to extend the maturity date to June of 2030 with two six month options to renew past that date. Inclusive of this amendment, the Company’s unsecured debt has a remaining weighted average term of 4.4 years, inclusive of extensions that the Company has the option to utilize, and carries a weighted average contractual interest rate of 4.1%. As of June 30, 2026, approximately 64.8% of the Company’s total debt outstanding was at a fixed rate, inclusive of hedged variable-rate for fixed-rate debt.
Dividend
On May 21, 2026, the Company’s Board of Directors declared a dividend of $0.23 per share for the second quarter of 2026, which was paid on July 15, 2026, to common stockholders of record as of June 30, 2026.

Financial Supplement | Second Quarter 2026

About the Company
Americold (NYSE: COLD) is a global leader in temperature-controlled logistics and real estate, supporting the safe, efficient movement of food worldwide. With 224 operating facilities across North America, Europe, Asia-Pacific, and South America totaling approximately 1.4 billion refrigerated cubic feet—we connect producers, processors, distributors, and retailers. Leveraging deep industry expertise, advanced technology, and sustainable practices, Americold delivers reliable cold storage and transportation solutions that create lasting value for customers and communities.
Non-GAAP Measures
We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, net debt to pro-forma Core EBITDA, segment contribution (NOI) and margin, same store revenues and NOI, certain constant currency metrics, total enterprise value, and maintenance capital expenditures. Definitions of these non-GAAP metrics are included in our quarterly financial supplement, and reconciliations of these non-GAAP measures to their most comparable US GAAP metrics are included herein. Each of the non-GAAP measures included in this press release has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this press release may not be comparable to similarly titled measures disclosed by other companies, including other REITs.
Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: failure to execute on growth strategies and opportunities; geopolitical conflicts, including the ongoing conflicts in the Middle East, and any related or resulting disruptions, including increasing energy costs; rising inflationary pressures, increased interest rates and operating costs; national, international, regional and local economic conditions, including impacts and uncertainty from trade disputes and tariffs on goods imported to the United States and goods exported to other countries; periods of economic slowdown or recession; labor and power costs; labor shortages; our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; the impact of supply chain disruptions; risks related to rising construction costs; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, or the impairment of any of our properties; uncertainty of revenues, given the nature of our customer contracts; acquisition risks, including the failure to identify or complete attractive acquisitions or failure to realize the intended benefits from our recent acquisitions; risks related to any failure to consummate our joint venture with EQT on the terms or timeline currently anticipated, or at all, due to the failure to satisfy closing conditions, obtain necessary approvals or consents, or other factors beyond our control; risks related to any failure to achieve the anticipated benefits, synergies or returns from our joint venture with EQT, including as a result of unanticipated costs or liabilities, difficulties in integrating joint venture operations, or the failure of the joint venture to perform in accordance with our expectations; difficulties in expanding our operations into new markets and products; uncertainties and risks related to public health crises; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; risks related to implementation of the new ERP system; risks related to defaults or non-renewals of significant customer contracts; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; changes in applicable governmental regulations and tax legislation; risks related to current and potential international operations and properties; actions by our competitors and their increasing ability to compete with us; changes in foreign currency exchange rates; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers for transportation services to our customers; liabilities as a result of our participation in multi-employer pension plans; risks related to the partial ownership of properties, including our JV investment; risks related to natural disasters; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; changes in real estate and zoning laws and increases in real property tax rates; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; possible environmental liabilities; uninsured losses or losses in excess of our insurance coverage; financial market fluctuations; our failure to obtain necessary outside financing on attractive terms, or at all; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy

Financial Supplement | Second Quarter 2026

rates; the potential dilutive effect of our common stock offerings; the cost and time requirements as a result of our operation as a publicly traded REIT; and our failure to maintain our status as a REIT.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements may contain such words. Examples of forward-looking statements included in this press release include, but are not limited to, those regarding our 2026 outlook, and statements about the joint venture transaction with EQT. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future except to the extent required by law.

Contacts:
Americold Realty Trust, Inc.
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement | Second Quarter 2026

Second Quarter 2026 Global Warehouse Segment Results
As of January 1, 2026, the Company's former Third-Party Managed reportable segment has been included in the Warehouse reportable segment. All prior period comparative financial information has been recast to reflect the revised segment structure. The Company's Third-Party Managed sites are included within the same store warehouse pool.
The following tables present revenues, contribution (NOI), margins, and certain operating metrics for our global, same store, and non-same store warehouses for the three and six months ended June 30, 2026 and 2025.

	Three Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2026 Actual	2026 Constant Currency(1)	2025 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Global Warehouse revenues(2):
Rent and storage	$253,665	$252,128	$256,732	(1.2)%	(1.8)%
Warehouse services(3)	349,908	344,957	345,919	1.2%	(0.3)%
Total revenues	$603,573	$597,085	$602,651	0.2%	(0.9)%
Global Warehouse cost of operations(2)(3):
Power	38,114	37,915	35,544	7.2%	6.7%
Other facilities costs(4)(5)	60,379	59,914	61,804	(2.3)%	(3.1)%
Labor	254,904	250,811	253,853	0.4%	(1.2)%
Other services costs(4)(6)	48,441	48,205	48,536	(0.2)%	(0.7)%
Total Warehouse segment cost of operations	$401,838	$396,845	$399,737	0.5%	(0.7)%

Global Warehouse contribution (NOI)	$201,735	$200,240	$202,914	(0.6)%	(1.3)%
Rent and storage contribution (NOI)(7)	$155,172	$154,299	$159,384	(2.6)%	(3.2)%
Services contribution (NOI)(8)	$46,563	$45,941	$43,530	7.0%	5.5%
Global Warehouse margin	33.4%	33.5%	33.7%	-30 bps	-20 bps
Rent and storage margin(9)	61.2%	61.2%	62.1%	-90 bps	-90 bps
Warehouse services margin(10)	13.3%	13.3%	12.6%	70 bps	70 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets(11)	3,926	n/a	4,057	(3.2)%	n/a
Average physical occupied pallets(12)	3,484	n/a	3,454	0.9%	n/a
Average physical pallet positions(12)	5,168	n/a	5,499	(6.0)%	n/a
Economic occupancy percentage(11)	76.0%	n/a	73.8%	220 bps	n/a
Physical occupancy percentage(12)	67.4%	n/a	62.8%	460 bps	n/a
Total rent and storage revenues per average economic occupied pallet	$64.61	$64.22	$63.28	2.1%	1.5%
Total rent and storage revenues per average physical occupied pallet	$72.81	$72.37	$74.33	(2.0)%	(2.6)%
Global Warehouse services metrics:
Throughput pallets(3)	8,926	n/a	9,017	(1.0)%	n/a
Total warehouse services revenues per throughput pallet	$39.20	$38.65	$38.36	2.2%	0.8%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Rent, storage, and warehouse services revenues do not include the financial results of certain warehouses that are classified as held for sale. Rent, storage, and warehouse services cost of operations do not include the financial results of certain warehouses that are considered held for sale, idle, or closed due to an intention to exit. The operational results for these sites are recognized within Transactions, strategic initiatives and other costs, net.
(3)Prior period Warehouse segment financial results and related metrics have been recast to include the Company’s former Third-Party Managed reportable segment. The former Third-Party Managed services revenues are now included within Warehouse services revenues.
(4)Certain immaterial prior period amounts have been reclassified to conform to the current period presentation.
(5)Includes real estate rent expense of $6.6 million and $7.4 million for the three months ended June 30, 2026 and 2025, respectively.
(6)Includes non-real estate rent expense (equipment lease and rentals) of $1.8 million and $2.4 million for the three months ended June 30, 2026 and 2025, respectively. Prior period non-real estate rent expense is recast for the inclusion of Third-Party Managed sites.
(7)Calculated as warehouse rent and storage revenues less power and other facilities costs.
(8)Calculated as warehouse services revenues less labor and other services costs.
(9)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(10)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.
(11)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(12)We define average physical occupied pallets as the average number of physically occupied pallet positions in our warehouses for the applicable period. Average physical pallet positions is defined as the average number of estimated pallet positions available for storage (also referred to as pallet capacity) within our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, for the applicable period.
(n/a = not applicable)

Financial Supplement | Second Quarter 2026

	Three Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2026 Actual	2026 Constant Currency(1)	2025 Actual	Actual	Constant Currency

SAME STORE WAREHOUSE
Number of same store warehouses(2)	212		212
Same store revenues(3):
Rent and storage	$240,953	$239,533	$239,808	0.5%	(0.1)%
Warehouse services(4)	339,134	334,489	328,012	3.4%	2.0%
Total same store revenues	$580,087	$574,022	$567,820	2.2%	1.1%
Same store cost of operations(3)(4):
Power	36,134	35,950	32,475	11.3%	10.7%
Other facilities costs(5)	56,697	56,300	56,088	1.1%	0.4%
Labor	242,559	238,714	235,443	3.0%	1.4%
Other services costs(5)	46,482	46,258	42,682	8.9%	8.4%
Total same store cost of operations	$381,872	$377,222	$366,688	4.1%	2.9%

Same store contribution (NOI)	$198,215	$196,800	$201,132	(1.5)%	(2.2)%
Same store rent and storage contribution (NOI)(6)	$148,122	$147,283	$151,245	(2.1)%	(2.6)%
Same store services contribution (NOI)(7)	$50,093	$49,517	$49,887	0.4%	(0.7)%
Same store margin	34.2%	34.3%	35.4%	-120 bps	-110 bps
Same store rent and storage margin(8)	61.5%	61.5%	63.1%	-160 bps	-160 bps
Same store services margin(9)	14.8%	14.8%	15.2%	-40 bps	-40 bps

Same store rent and storage metrics:
Average economic occupied pallets(10)	3,811	n/a	3,833	(0.6)%	n/a
Average physical occupied pallets(11)	3,390	n/a	3,277	3.4%	n/a
Average physical pallet positions(11)	4,905	n/a	4,947	(0.8)%	n/a
Economic occupancy percentage(10)	77.7%	n/a	77.5%	20 bps	n/a
Physical occupancy percentage(11)	69.1%	n/a	66.2%	290 bps	n/a
Same store rent and storage revenues per average economic occupied pallet	$63.23	$62.85	$62.56	1.1%	0.5%
Same store rent and storage revenues per average physical occupied pallet	$71.08	$70.66	$73.18	(2.9)%	(3.4)%
Same store services metrics:
Throughput pallets(4)	8,682	n/a	8,632	0.6%	n/a
Same store warehouse services revenues per throughput pallet	$39.06	$38.53	$38.00	2.8%	1.4%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Sites are removed from the site count if the executive leadership team has approved the exit and the site is vacant as of period end or, if the site is held for sale.
(3)Rent, storage, and warehouse services revenues do not include the financial results of warehouses that are classified as held for sale. Rent, storage, and warehouse services cost of operations do not include the financial results of warehouses that are considered held for sale, idle, or closed due to an intention to exit. The operational results for these sites are recognized within Transactions, strategic initiatives and other costs, net.
(4)Prior period Warehouse segment financial results and related metrics have been recast to include the Company’s former Third-Party Managed reportable segment. The former Third-Party Managed services revenues are now included within Warehouse services revenues.
(5)Certain immaterial prior period amounts have been reclassified to conform to the current period presentation.
(6)Calculated as same store rent and storage revenues less same store power and other facilities costs.
(7)Calculated as same store warehouse services revenues less same store labor and other services costs.
(8)Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(9)Calculated as same store services contribution (NOI) divided by same store services revenues.
(10)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(11)We define average physical occupied pallets as the average number of physically occupied pallet positions in our warehouses for the applicable period. Average physical pallet positions is defined as the average number of estimated pallet positions available for storage (also referred to as pallet capacity) within our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, for the applicable period.
(n/a = not applicable)

Financial Supplement | Second Quarter 2026

	Three Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2026 Actual	2026 Constant Currency(1)	2025 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	12		25
Non-same store revenues(3):
Rent and storage	$12,712	$12,595	$16,924	n/r	n/r
Warehouse services	10,774	10,468	17,907	n/r	n/r
Total non-same store revenues	$23,486	$23,063	$34,831	n/r	n/r
Non-same store cost of operations(3):
Power	1,980	1,965	3,069	n/r	n/r
Other facilities costs	3,682	3,614	5,716	n/r	n/r
Labor	12,345	12,097	18,410	n/r	n/r
Other services costs	1,959	1,947	5,854	n/r	n/r
Total non-same store cost of operations	$19,966	$19,623	$33,049	n/r	n/r

Non-same store contribution (NOI)	$3,520	$3,440	$1,782	n/r	n/r
Non-same store rent and storage contribution (NOI)(4)	$7,050	$7,016	$8,139	n/r	n/r
Non-same store services contribution (NOI)(5)	$(3,530)	$(3,576)	$(6,357)	n/r	n/r

Non-same store rent and storage metrics:
Average economic occupied pallets(6)	115	n/a	224	n/r	n/a
Average physical occupied pallets(7)	94	n/a	177	n/r	n/a
Average physical pallet positions(7)	263	n/a	552	n/r	n/a
Economic occupancy percentage(6)	43.7%	n/a	40.6%	n/r	n/a
Physical occupancy percentage(7)	35.7%	n/a	32.1%	n/r	n/a
Non-same store rent and storage revenues per average economic occupied pallet	$110.54	$109.52	$75.55	n/r	n/r
Non-same store rent and storage revenues per average physical occupied pallet	$135.23	$133.99	$95.62	n/r	n/r
Non-same store services metrics:
Throughput pallets	244	n/a	385	n/r	n/a
Non-same store warehouse services revenues per throughput pallet	$44.16	$42.90	$46.51	n/r	n/r
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)As of June 30, 2026, the non-same store facility count consists of: 5 sites that are in the recently completed expansion and development phase, 1 facility that we purchased in 2025, 1 recently leased warehouse in Australia, and 5 sites in the process of winding down operations. As of June 30, 2026, there are 2 sites in the development and expansion phase that will be added to the non-same store pool when operations commence. Sites are removed from the site count if the executive leadership team has approved the exit and the site is vacant as of period end or, generally, if the site is held for sale.
(3)Rent, storage, and warehouse services revenues do not include the financial results of certain warehouses that are classified as held for sale. Rent, storage, and warehouse services cost of operations do not include the financial results of certain warehouses that are considered held for sale, idle, or closed due to an intention to exit. The operational results for these sites are recognized within Transactions, strategic initiatives and other costs, net.
(4)Calculated as non-same store rent and storage revenues less non-same store power and other facilities costs.
(5)Calculated as non-same store warehouse services revenues less non-same store labor and other services costs.
(6)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(7)We define average physical occupied pallets as the average number of physically occupied pallet positions in our warehouses for the applicable period. Average physical pallet positions is defined as the average number of estimated pallet positions available for storage (also referred to as pallet capacity) within our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, for the applicable period.
(n/a = not applicable)
(n/r = not relevant)

Financial Supplement | Second Quarter 2026

	Six Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2026 Actual	2026 Constant Currency(1)	2025 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Global Warehouse revenues(2):
Rent and storage	$499,720	$494,876	$511,311	(2.3)%	(3.2)%
Warehouse services(3)	681,766	669,666	676,327	0.8%	(1.0)%
Total revenues	$1,181,486	$1,164,542	$1,187,638	(0.5)%	(1.9)%
Global Warehouse cost of operations(2)(3):
Power	71,937	71,099	67,255	7.0%	5.7%
Other facilities costs(4)(5)	121,602	120,245	121,527	0.1%	(1.1)%
Labor	507,622	497,773	501,297	1.3%	(0.7)%
Other services costs(4)(6)	91,884	91,119	96,051	(4.3)%	(5.1)%
Total Warehouse segment cost of operations	$793,045	$780,236	$786,130	0.9%	(0.7)%

Global Warehouse contribution (NOI)	$388,441	$384,306	$401,508	(3.3)%	(4.3)%
Rent and storage contribution (NOI)(7)	$306,181	$303,532	$322,529	(5.1)%	(5.9)%
Services contribution (NOI)(8)	$82,260	$80,774	$78,979	4.2%	2.3%
Global Warehouse margin	32.9%	33.0%	33.8%	-90 bps	-80 bps
Rent and storage margin(9)	61.3%	61.3%	63.1%	-180 bps	-180 bps
Warehouse services margin(10)	12.1%	12.1%	11.7%	40 bps	40 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets(11)	3,928	n/a	4,093	(4.0)%	n/a
Average physical occupied pallets(12)	3,428	n/a	3,477	(1.4)%	n/a
Average physical pallet positions(12)	5,160	n/a	5,512	(6.4)%	n/a
Economic occupancy percentage(11)	76.1%	n/a	74.3%	180 bps	n/a
Physical occupancy percentage(12)	66.4%	n/a	63.1%	330 bps	n/a
Total rent and storage revenues per average economic occupied pallet	$127.22	$125.99	$124.92	1.8%	0.9%
Total rent and storage revenues per average physical occupied pallet	$145.78	$144.36	$147.06	(0.9)%	(1.8)%
Global Warehouse services metrics:
Throughput pallets(3)	17,668	n/a	18,027	(2.0)%	n/a
Total warehouse services revenues per throughput pallet	$38.59	$37.90	$37.52	2.9%	1.0%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Rent, storage, and warehouse services revenues do not include the financial results of certain warehouses that are classified as held for sale. Rent, storage, and warehouse services cost of operations do not include the financial results of certain warehouses that are considered held for sale, idle, or closed due to an intention to exit. The operational results for these sites are recognized within Transactions, strategic initiatives and other costs, net.
(3)Prior period Warehouse segment financial results and related metrics have been recast to include the Company’s former Third-Party Managed reportable segment. The former Third-Party Managed services revenues are now included within Warehouse services revenues.
(4)Certain immaterial prior period amounts have been reclassified to conform to the current period presentation.
(5)Includes real estate rent expense of $13.5 million and $13.9 million for the three and six months ended June 30, 2026 and 2025, respectively.
(6)Includes non-real estate rent expense (equipment lease and rentals) of $3.5 million and $4.9 million for the three and six months ended June 30, 2026 and 2025, respectively. Prior period non-real estate rent expense is recast for the inclusion of Third-Party Managed sites.
(7)Calculated as warehouse rent and storage revenues less power and other facilities costs.
(8)Calculated as warehouse services revenues less labor and other services costs.
(9)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(10)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.
(11)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(12)We define average physical occupied pallets as the average number of physically occupied pallet positions in our warehouses for the applicable period. Average physical pallet positions is defined as the average number of estimated pallet positions available for storage (also referred to as pallet capacity) within our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, for the applicable period.
(n/a = not applicable)

Financial Supplement | Second Quarter 2026

	Six Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2026 Actual	2026 Constant Currency(1)	2025 Actual	Actual	Constant Currency

SAME STORE WAREHOUSE
Number of same store warehouses(2)	212		212
Same store revenues(3):
Rent and storage	$475,630	$470,976	$476,770	(0.2)%	(1.2)%
Warehouse services(4)	661,651	650,094	643,769	2.8%	1.0%
Total same store revenues	$1,137,281	$1,121,070	$1,120,539	1.5%	—%
Same store cost of operations(3)(4):
Power	67,875	67,077	61,736	9.9%	8.7%
Other facilities costs(5)	113,627	112,422	112,450	1.0%	—%
Labor	482,265	472,830	467,389	3.2%	1.2%
Other services costs(5)	87,997	87,259	84,188	4.5%	3.6%
Total same store cost of operations	$751,764	$739,588	$725,763	3.6%	1.9%

Same store contribution (NOI)	$385,517	$381,482	$394,776	(2.3)%	(3.4)%
Same store rent and storage contribution (NOI)(6)	$294,128	$291,477	$302,584	(2.8)%	(3.7)%
Same store services contribution (NOI)(7)	$91,389	$90,005	$92,192	(0.9)%	(2.4)%
Same store margin	33.9%	34.0%	35.2%	-130 bps	-120 bps
Same store rent and storage margin(8)	61.8%	61.9%	63.5%	-170 bps	-160 bps
Same store services margin(9)	13.8%	13.8%	14.3%	-50 bps	-50 bps

Same store rent and storage metrics:
Average economic occupied pallets(10)	3,820	n/a	3,864	(1.1)%	n/a
Average physical occupied pallets(11)	3,339	n/a	3,296	1.3%	n/a
Average physical pallet positions(11)	4,906	n/a	4,955	(1.0)%	n/a
Economic occupancy percentage(10)	77.9%	n/a	78.0%	-10 bps	n/a
Physical occupancy percentage(11)	68.1%	n/a	66.5%	160 bps	n/a
Same store rent and storage revenues per average economic occupied pallet	$124.51	$123.29	$123.39	0.9%	(0.1)%
Same store rent and storage revenues per average physical occupied pallet	$142.45	$141.05	$144.65	(1.5)%	(2.5)%
Same store services metrics:
Throughput pallets(4)	17,183	n/a	17,230	(0.3)%	n/a
Same store warehouse services revenues per throughput pallet	$38.51	$37.83	$37.36	3.1%	1.3%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Sites are removed from the site count if the executive leadership team has approved the exit and the site is vacant as of period end or, if the site is held for sale.
(3)Rent, storage, and warehouse services revenues do not include the financial results of warehouses that are classified as held for sale. Rent, storage, and warehouse services cost of operations do not include the financial results of warehouses that are considered held for sale, idle, or closed due to an intention to exit. The operational results for these sites are recognized within Transactions, strategic initiatives and other costs, net.
(4)Prior period Warehouse segment financial results and related metrics have been recast to include the Company’s former Third-Party Managed reportable segment. The former Third-Party Managed services revenues are now included within Warehouse services revenues.
(5)Certain immaterial prior period amounts have been reclassified to conform to the current period presentation.
(6)Calculated as same store rent and storage revenues less same store power and other facilities costs.
(7)Calculated as same store warehouse services revenues less same store labor and other services costs.
(8)Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(9)Calculated as same store services contribution (NOI) divided by same store services revenues.
(10)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(11)We define average physical occupied pallets as the average number of physically occupied pallet positions in our warehouses for the applicable period. Average physical pallet positions is defined as the average number of estimated pallet positions available for storage (also referred to as pallet capacity) within our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, for the applicable period.
(n/a = not applicable)

Financial Supplement | Second Quarter 2026

	Six Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2026 Actual	2026 Constant Currency(1)	2025 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	12		25
Non-same store revenues(3):
Rent and storage	$24,090	$23,900	$34,541	n/r	n/r
Warehouse services	20,115	19,572	32,558	n/r	n/r
Total non-same store revenues	$44,205	$43,472	$67,099	n/r	n/r
Non-same store cost of operations(3):
Power	4,062	4,022	5,519	n/r	n/r
Other facilities costs	7,975	7,823	9,077	n/r	n/r
Labor	25,357	24,943	33,908	n/r	n/r
Other services costs	3,887	3,860	11,863	n/r	n/r
Total non-same store cost of operations	$41,281	$40,648	$60,367	n/r	n/r

Non-same store contribution (NOI)	$2,924	$2,824	$6,732	n/r	n/r
Non-same store rent and storage contribution (NOI)(4)	$12,053	$12,055	$19,945	n/r	n/r
Non-same store services contribution (NOI)(5)	$(9,129)	$(9,231)	$(13,213)	n/r	n/r

Non-same store rent and storage metrics:
Average economic occupied pallets(6)	108	n/a	229	n/r	n/a
Average physical occupied pallets(7)	89	n/a	181	n/r	n/a
Average physical pallet positions(7)	254	n/a	557	n/r	n/a
Economic occupancy percentage(6)	42.5%	n/a	41.1%	n/r	n/a
Physical occupancy percentage(7)	35.0%	n/a	32.5%	n/r	n/a
Non-same store rent and storage revenues per average economic occupied pallet	$223.06	$221.30	$150.83	n/r	n/r
Non-same store rent and storage revenues per average physical occupied pallet	$270.67	$268.54	$190.83	n/r	n/r
Non-same store services metrics:
Throughput pallets	485	n/a	797	n/r	n/a
Non-same store warehouse services revenues per throughput pallet	$41.47	$40.35	$40.85	n/r	n/r
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)As of June 30, 2026, the non-same store facility count consists of: 5 sites that are in the recently completed expansion and development phase, 1 facility that we purchased in 2025, 1 recently leased warehouse in Australia, and 5 sites in the process of winding down operations. As of June 30, 2026, there are 2 sites in the development and expansion phase that will be added to the non-same store pool when operations commence. Sites are removed from the site count if the executive leadership team has approved the exit and the site is vacant as of period end or, generally, if the site is held for sale.
(3)Rent, storage, and warehouse services revenues do not include the financial results of certain warehouses that are classified as held for sale. Rent, storage, and warehouse services cost of operations do not include the financial results of certain warehouses that are considered held for sale, idle, or closed due to an intention to exit. The operational results for these sites are recognized within Transactions, strategic initiatives and other costs, net.
(4)Calculated as non-same store rent and storage revenues less non-same store power and other facilities costs.
(5)Calculated as non-same store warehouse services revenues less non-same store labor and other services costs.
(6)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(7)We define average physical occupied pallets as the average number of physically occupied pallet positions in our warehouses for the applicable period. Average physical pallet positions is defined as the average number of estimated pallet positions available for storage (also referred to as pallet capacity) within our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, for the applicable period.
(n/a = not applicable)
(n/r = not relevant)

Financial Supplement | Second Quarter 2026

Financial Information

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	June 30, 2026	December 31, 2025
Assets
Property, buildings, and equipment:
Land	$817,453	$818,606
Buildings and improvements	4,766,175	4,798,286
Machinery and equipment	1,753,123	1,612,744
Assets under construction	573,897	756,798
	7,910,648	7,986,434
Accumulated depreciation	(2,790,561)	(2,641,241)
Property, buildings, and equipment – net	5,120,087	5,345,193

Operating leases - net	162,186	179,935
Financing leases - net	177,341	157,936

Cash, cash equivalents, and restricted cash	40,470	136,863
Accounts receivable - net of allowance of $16,260 and $16,396 at June 30, 2026 and December 31, 2025, respectively	397,253	368,521
Identifiable intangible assets – net	796,956	819,494
Goodwill	826,695	828,335
Investments in and advances to partially owned entities	15,963	39,231
Other assets	274,186	246,090
Total assets	$7,811,137	$8,121,598

Liabilities and Equity
Liabilities
Borrowings under revolving line of credit	$451,285	$332,111
Accounts payable and accrued expenses	599,607	574,059
Senior unsecured notes and term loans - net of deferred financing costs of $16,939 and $16,001 at June 30, 2026 and December 31, 2025, respectively	3,790,436	3,792,123
Sale-leaseback financing obligations	40,909	42,352
Financing lease obligations	172,085	152,262
Operating lease obligations	165,195	179,965
Unearned revenues	22,651	20,169
Deferred tax liability - net	110,108	98,591
Other liabilities	7,809	7,953
Total liabilities	5,360,085	5,199,585

Equity
Stockholders' equity:
Common stock, $0.01 par value per share – 500,000,000 authorized shares; 285,432,128 and 284,871,943 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	2,853	2,848
Paid-in capital	5,673,791	5,664,195
Accumulated deficit and distributions in excess of net earnings	(3,208,249)	(2,719,408)
Accumulated other comprehensive loss	(53,889)	(63,190)
Total stockholders’ equity	2,414,506	2,884,445
Noncontrolling interests	36,546	37,568
Total equity	2,451,052	2,922,013
Total liabilities and equity	$7,811,137	$8,121,598

Financial Supplement | Second Quarter 2026

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Rent, storage, and warehouse services	$603,573	$602,651	$1,181,486	$1,187,638
Transportation services	59,317	48,097	111,274	92,090
Total revenues	662,890	650,748	1,292,760	1,279,728
Operating expenses:
Rent, storage, and warehouse services cost of operations	401,838	399,737	793,045	786,130
Transportation services cost of operations	48,365	39,355	91,519	76,094
Depreciation and amortization	102,931	90,462	194,591	179,444
Selling, general, and administrative	62,864	66,907	134,183	136,142
Transactions, strategic initiatives and other costs, net	28,470	23,226	48,915	48,640
Impairment of long-lived assets	309,572	5,226	309,572	5,226
Net gain from sale of real estate	(3,316)	(11,760)	(5,521)	(11,760)
Total operating expenses	950,724	613,153	1,566,304	1,219,916

Operating (loss) income	(287,834)	37,595	(273,544)	59,812

Other (expense) income:
Interest expense	(42,300)	(38,245)	(83,819)	(74,362)
Loss from investments in partially owned entities	(520)	(335)	(932)	(1,698)
Other, net	6,928	5,775	14,311	7,071
(Loss) income before income taxes	(323,726)	4,790	(343,984)	(9,177)

Income tax expense:
Current income tax	(1,516)	(1,995)	(4,456)	(3,928)
Deferred income tax	(21,218)	(1,245)	(11,712)	(1,818)
Total income tax expense	(22,734)	(3,240)	(16,168)	(5,746)

Net (loss) income	$(346,460)	$1,550	$(360,152)	$(14,923)
Net (loss) income attributable to noncontrolling interests	(3,650)	11	(3,785)	(82)
Net (loss) income attributable to Americold Realty Trust, Inc.	$(342,810)	$1,539	$(356,367)	$(14,841)

Weighted average common stock outstanding – basic	286,881	285,604	286,572	285,484
Weighted average common stock outstanding – diluted	286,881	285,794	286,572	285,484

Net (loss) income per common share - basic	$(1.19)	$0.01	$(1.24)	$(0.05)
Net (loss) income per common share - diluted	$(1.19)	$0.01	$(1.24)	$(0.05)

Financial Supplement | Second Quarter 2026

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands, except shares and per share amounts)
	Six Months Ended June 30,
	2026	2025
Operating activities:
Net loss	$(360,152)	$(14,923)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	194,591	179,444
Amortization of deferred financing costs and pension withdrawal liability	3,138	2,923
Project Orion deferred costs amortization	5,189	6,871
Gain from sale of partially owned entity	—	(2,420)
Loss from investments in partially owned entities	932	1,698
Stock-based compensation expense	14,043	15,805
Deferred income tax expense	11,712	1,818
Provision for doubtful accounts receivable	2,322	1,344
Impairment of long-lived assets	309,572	5,226
Non-cash operating lease expenses	16,639	18,951
Net gain from sale of real estate	(5,521)	(11,760)
Changes in operating assets and liabilities:
Accounts receivable	(30,524)	26,937
Accounts payable and accrued expenses	19,415	(36,265)
Other assets	(22,924)	(27,006)
Operating lease liabilities	(15,617)	(18,449)
Proceeds from settlement of treasury lock hedge transactions	—	1,292
Other, net	(2,815)	(967)
Net cash provided by operating activities	140,000	150,519
Investing activities:
Additions to property, buildings and equipment	(250,422)	(290,218)
Acquisitions of property, buildings, and equipment, net of cash acquired	(18,707)	—
Business combinations, net of cash acquired	—	(108,448)
Investments in and advances to partially owned entities and other, net	—	(19,216)
Proceeds from collection of advances to partially owned entities	23,388	—
Proceeds from sale of property, buildings, and equipment	30,008	21,581
Proceeds from sale of investments in partially owned entities	—	27,471
Net cash used in investing activities	(215,733)	(368,830)
Financing activities:
Distributions paid on common stock, restricted stock units and noncontrolling interests in OP	(132,595)	(129,632)
Proceeds from stock options exercised	2,047	2,293
Proceeds from employee stock purchase plan	—	1,577
Remittance of withholding taxes related to employee stock-based transactions	(2,456)	(2,646)
Proceeds from revolving line of credit	618,718	314,735
Repayment on revolving line of credit	(505,448)	(298,000)
Repayment of sale-leaseback financing obligations	(1,444)	(1,969)
Repayment of financing lease obligations	(21,775)	(14,854)
Payment of debt issuance costs	(10,436)	(4,186)
Proceeds from public senior unsecured notes offering	—	400,000
Repayment of senior unsecured notes	(200,000)	—
Proceeds from senior unsecured term loans	232,515	—
Net cash (used in) provided by financing activities	(20,874)	267,318
Net (decrease) increase in cash, cash equivalents, and restricted cash	(96,607)	49,007
Effect of foreign currency translation on cash, cash equivalents and restricted cash	214	4,717
Cash, cash equivalents and restricted cash:
Beginning of period	136,863	47,652
End of period	$40,470	$101,376

Financial Supplement | Second Quarter 2026

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and Adjusted FFO
(In thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income(1)	$(346,460)	$1,550	$(360,152)	$(14,923)
Adjustments:
Real estate related depreciation	64,492	55,292	120,753	110,891
Net gain from sale of real estate	(3,316)	(11,760)	(5,521)	(11,760)
Net (gain) loss on real estate related asset disposals	—	—	(5)	1
Impairment charges on certain real estate related assets	309,004	3,739	309,004	3,739
Our share of reconciling items related to partially owned entities	260	279	507	494
NAREIT FFO	$23,980	$49,100	$64,586	$88,442
Adjustments:
Net loss (gain) on sale of non-real estate related assets	515	(163)	274	(29)
Transactions, strategic initiatives and other costs, net	28,470	23,226	48,915	48,640
Impairment of long-lived assets (excluding certain real estate related assets)	568	1,487	568	1,487
Gain on termination of derivative instruments	(5,857)	—	(5,857)	—
Foreign currency exchange loss (gain)	78	(192)	(4,608)	29
Project Orion deferred costs amortization	2,607	4,762	5,189	6,871
Our share of reconciling items related to partially owned entities	—	27	—	145
Gain from sale of partially owned entity	—	(2,420)	—	(2,420)
Core FFO	$50,361	$75,827	$109,067	$143,165
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,606	1,523	3,138	2,923
Amortization of below/above market leases	296	363	661	714
Straight-line rent adjustment	835	77	1,137	161
Deferred income tax expense	21,218	1,245	11,712	1,818
Stock-based compensation expense(2)	4,983	6,594	12,577	13,853
Non-real estate related depreciation and amortization	38,439	35,170	73,838	68,553
Maintenance capital expenditures(3)	(15,818)	(17,283)	(28,322)	(32,082)
Our share of reconciling items related to partially owned entities	30	71	63	208
Adjusted FFO	$101,950	$103,587	$183,871	$199,313
(1)Net (loss) income used in the calculation of the Adjusted FFO reconciliation represents Net (loss) income before the adjustment for Net (loss) income attributable to noncontrolling interests.
(2)Stock-based compensation expense excludes any non-routine stock compensation expense associated with certain employee awards, which are recognized within Transactions, strategic initiatives and other costs, net.
(3)Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Financial Supplement | Second Quarter 2026

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and Adjusted FFO (continued)
(In thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NAREIT FFO	$23,980	$49,100	$64,586	$88,442
Core FFO	$50,361	$75,827	$109,067	$143,165
Adjusted FFO	$101,950	$103,587	$183,871	$199,313

Reconciliation of weighted average shares:
Weighted average basic shares for Net (loss) income calculation	286,881	285,604	286,572	285,484
Dilutive stock options and unvested restricted stock units	405	190	374	228
Weighted average dilutive shares	287,286	285,794	286,946	285,712

NAREIT FFO - basic per share	$0.08	$0.17	$0.23	$0.31
NAREIT FFO - diluted per share	$0.08	$0.17	$0.23	$0.31

Core FFO - basic per share	$0.18	$0.27	$0.38	$0.50
Core FFO - diluted per share	$0.18	$0.27	$0.38	$0.50

Adjusted FFO - basic per share	$0.36	$0.36	$0.64	$0.70
Adjusted FFO - diluted per share	$0.35	$0.36	$0.64	$0.70

Financial Supplement | Second Quarter 2026

Reconciliation of Net (Loss) Income to NAREIT EBITDAre and Core EBITDA
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income(1)	$(346,460)	$1,550	$(360,152)	$(14,923)
Adjustments:
Depreciation and amortization	102,931	90,462	194,591	179,444
Interest expense	42,300	38,245	83,819	74,362
Income tax expense	22,734	3,240	16,168	5,746
Net gain from sale of real estate	(3,316)	(11,760)	(5,521)	(11,760)
Adjustment to reflect share of EBITDAre of partially owned entities	616	976	1,235	2,492
NAREIT EBITDAre	$(181,195)	$122,713	$(69,860)	$235,361
Adjustments:
Transactions, strategic initiatives and other costs, net	28,470	23,226	48,915	48,640
Loss from investments in partially owned entities	520	335	932	1,698
Impairment of long-lived assets	309,572	5,226	309,572	5,226
Foreign currency exchange loss (gain)	78	(192)	(4,608)	29
Stock-based compensation expense(2)	4,983	6,594	12,577	13,853
Gain on termination of derivative instruments	(5,857)	—	(5,857)	—
Net (gain) loss on real estate related asset disposals	—	—	(5)	1
Net loss (gain) on sale of non-real estate related assets	515	(163)	274	(29)
Project Orion deferred costs amortization	2,607	4,762	5,189	6,871
Reduction in EBITDAre from partially owned entities	(616)	(976)	(1,235)	(2,492)
Gain from sale of partially owned entity	—	(2,420)	—	(2,420)
Core EBITDA	$159,077	$159,105	$295,894	$306,738

Total revenues	$662,890	$650,748	$1,292,760	$1,279,728
Core EBITDA margin	24.0%	24.4%	22.9%	24.0%
(1)Net (loss) income used in the calculation of the Core EBITDA reconciliation represents Net (loss) income before the adjustment for Net (loss) income attributable to noncontrolling interests.
(2)Stock-based compensation expense excludes any non-routine stock compensation expense associated with certain employee awards, which are recognized within Transactions, strategic initiatives and other costs, net.

Financial Supplement | Second Quarter 2026

Debt Detail and Maturities
	As of June 30, 2026
Indebtedness: (In thousands) - borrowing currency presented as applicable	Carrying Value	Contractual Interest Rate(1)	Effective Interest Rate(2)	Maturity Date(3)(4)(5)
Senior Unsecured Revolving Credit Facility - USD(3)	$305,000	SOFR + 0.80%	4.90%	06/2031
Senior Unsecured Revolving Credit Facility - C$22M(3)	15,498	CORRA + 0.80%	3.60%	06/2031
Senior Unsecured Revolving Credit Facility - €70.5M(3)	80,529	EURIBOR + 0.80%	3.46%	06/2031
Senior Unsecured Revolving Credit Facility - NZ$88.5M(3)	50,258	BKBM + 0.80%	3.87%	06/2031
2025 Unsecured Term Loan - USD(4)	250,000	SOFR + 0.95%	4.65%	03/2027
AUD Term Loan Facility - A$230M	159,134	BBSW + 0.90%	5.41%	06/2031
Senior Unsecured Term Loan A Facility Tranche A-1 - USD(5)	375,000	SOFR + 0.95%	4.84%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-2 - C$350M	246,554	CORRA + 0.90%	4.38%	06/2031
Senior Unsecured Term Loan A Facility Tranche A-3 - USD	270,000	SOFR + 0.95%	4.83%	01/2028
Private Series B Unsecured Notes - USD	400,000	4.86%	4.92%	01/2029
Private Series C Unsecured Notes - USD	350,000	4.10%	4.15%	01/2030
Private Series D Unsecured Notes - €400M	456,900	1.62%	1.67%	01/2031
Private Series E Unsecured Notes - €350M	399,787	1.65%	1.70%	01/2033
Public 5.600% Notes - USD	400,000	5.60%	5.70%	05/2032
Public 5.409% Notes - USD	500,000	5.41%	5.51%	09/2034
Total Unsecured Debt	$4,258,660	4.12%	4.26%	4.4 years
Sale-leaseback financing obligations	40,909	10.12%
Financing lease obligations	172,085	5.23%
Total Secured Debt	$212,994	6.17%

Total Debt Outstanding	$4,471,654	4.22%
Less: unamortized deferred financing costs(6)	(16,939)
Total Book Value of Debt	$4,454,715

Rate Type:	June 30, 2026	% of Total
Fixed(7)	$2,895,791	64.8%
Variable-unhedged	1,575,863	35.2%
Total Debt Outstanding	$4,471,654	100%

Debt Type:	June 30, 2026	% of Total
Unsecured	$4,258,660	95.2%
Secured	212,994	4.8%
Total Debt Outstanding	$4,471,654	100%

Capitalization:	June 30, 2026
Total Debt Outstanding	$4,471,654
Less: Cash, cash equivalents and restricted cash	(40,470)
Net Debt	$4,431,184
Pro forma Core EBITDA - last twelve months(9)	$609,516
Net Debt to Pro Forma Core EBITDA	7.3x

Enterprise Value:	June 30, 2026
Fully Diluted Common Stock(8)	290,896
Common Stock Share Price	$15.72
Market Value of Common Equity	$4,572,885
Net Debt	$4,431,184
Total Enterprise Value	$9,004,069
(1)As of June 30, 2026, for the Senior Unsecured Revolving Credit Facility, the daily SOFR rate was 3.62%, the daily CORRA rate was 2.32%, the one-month EURIBOR rate was 2.18%, and the one-month BKBM rate was 2.59%. As of June 30, 2026, the daily SOFR rate was 3.62% for the 2025 Unsecured Term Loan and the one-month BBSW rate was 4.35% for the AUD Term Loan Facility. The Company terminated the hedges associated with our Senior Unsecured Term Loan A Facility Tranche A-1 and our Senior Unsecured Term Loan A Facility Tranche A-3 in June 2026. As of June 30, 2026, the adjusted one-month SOFR rate for both the Senior Unsecured Term Loan A Facility Tranche A-1 and the Senior Unsecured Term Loan A Facility Tranche A-3 was 3.74% (which includes an adjustment of 0.10%). The C$250 million portion of the Senior Unsecured Term Loan A Facility Tranche A-2 is hedged at a rate of 4.49%. The C$100 million portion of the Senior Unsecured Term Loan A Facility Tranche A-2 is unhedged. As of June 30, 2026, the daily CORRA rate for the unhedged C$100 million portion of the Senior Unsecured Term Loan A Facility Tranche A-2 was 2.28%.
(2)All effective interest rates presented include the amortization of deferred financing costs. The C$250 million hedged portion of the Senior Unsecured Term Loan A Facility Tranche A-2 is based on the hedged rate. The effective interest rate of Total Unsecured Debt is calculated using the weighted average of the stated effective interest rates of the individual borrowings.
(3)The Senior Unsecured Revolving Credit Facility maturity date assumes two six-month extension options past the amended contractual maturity date of June of 2030. The borrowing capacity as of June 30, 2026 is $1.2 billion less $19.4 million of outstanding letters of credit. The effective interest rates shown reflect deferred financing costs allocated on a pro rata basis over the outstanding balances.
(4)The 2025 Unsecured Term Loan maturity date assumes two three-month extension options past the amended contractual maturity date in September of 2026.
(5)The Senior Unsecured Term Loan A Facility Tranche A-1 maturity date assumes four remaining three-month extension options past the previously extended contractual maturity date in August of 2026.
(6)Excludes unamortized deferred financing costs for the Senior Unsecured Revolving Credit Facility, which are recognized within Other assets within the Condensed Consolidated Balance Sheets.
(7)The total includes borrowings with a variable interest rate that have been effectively hedged through interest rate swaps.
(8)The fully diluted Common Stock presented herein is unweighted and assumes a payout at target for all unvested performance based awards.
(9)Calculated as Core EBITDA for the last twelve months inclusive of pro forma adjustments of $2.4 million. Pro Forma adjustments represent the exclusion of Core EBITDA for the last twelve months for the sites divested, exited or classified as held for sale during the twelve months ended June 30, 2026.

Financial Supplement | Second Quarter 2026

Interest Expense & Debt Covenants

Interest Expense Summary
(In thousands)	Contractual Interest Rate(1)	Maturity Date(2)	Interest Expense for the Three Months Ended June 30, 2026	Interest Expense for the Six Months Ended June 30, 2026
Senior Unsecured Revolving Credit Facility	S + 0.80%	06/2031	$7,556	$13,486
Senior Unsecured Term Loan Facilities	Various	Various	11,850	23,542
Private Placement Notes	Various	Various	11,998	24,213
Public 5.600% Notes	5.60%	05/2032	5,554	11,108
Public 5.409% Notes	5.41%	09/2034	6,762	13,523
Sale-leaseback financing obligations	10.12%	Various	1,066	2,104
Financing lease obligations	5.23%	Various	1,868	3,552
Interest Expense on Total Debt Outstanding			$46,654	$91,528
Capitalized interest			(5,986)	(10,921)
Amortization of deferred financing costs			1,563	3,051
Other			69	161
Total Interest Expense			$42,300	$83,819
(1)S represents multiple floating benchmark borrowing rates. Refer to our Debt Details and Maturities section of our quarterly supplement for further details on contractual interest rates.
(2)Assumes exercise of extension option under the Senior Unsecured Revolving Credit Facility. Refer to our Debt Details and Maturities section of our quarterly supplement for further details on maturity dates.

Debt Covenant Performance for Public Notes as of June 30, 2026
	Required	Result
Maintenance of total unencumbered assets	≥ 150%	256%
Limitation on total debt	≤ 60%	36%
Limitation on secured debt	≤ 40%	2%
Interest coverage test	≥ 1.5x	3.3x

Financial Supplement | Second Quarter 2026

Transactions, Strategic Initiatives and Other Costs, Net
The following table includes certain corporate costs that are highly variable from period to period and will be further detailed in our Quarterly Report on Form 10-Q.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Transactions, strategic initiatives and other costs, net	(In thousands)
Orion Related Costs:
Transformation related costs (non-capitalizable costs)(1)(2)	$9,150	$10,874	$12,942	$19,593
Oracle related costs (non-capitalizable costs)(1)(2)	1,929	4,568	4,073	7,345
Total Orion related costs	11,079	15,442	17,015	26,938

Acquisition and transaction related costs	7,499	528	11,486	3,345
Severance and other compensation costs(2)	4,907	2,454	10,350	4,010

Held for sale, closed, and idled site costs, net, excluding severance
Lease termination fees	—	—	—	4,957
Other costs, net	4,542	3,370	8,351	6,028
Total held for sale, closed, and idled sites, net, excluding severance	4,542	3,370	8,351	10,985

Cyber incident related costs, net of insurance recoveries	83	462	177	2,130
Other, net(2)	360	970	1,536	1,232
Total Transactions, strategic initiatives and other costs, net	$28,470	$23,226	$48,915	$48,640
(1)Beginning with the year ended December 31, 2025, the Company has begun presenting Orion related non-capitalizable costs separately within the table above.
(2)Certain prior period amounts have been reclassified to conform to the current period presentation.

Financial Supplement | Second Quarter 2026

Operations Overview
Global Warehouse Portfolio
The Company defines its warehouse categories as follows:
•Production Advantaged: Primarily focused on solutions for customer’s production facilities.
•Forward Distribution: Primarily focused on strategic inventory positioning close to end consumers in key metro markets.
•Retail Distribution: Primarily focused on retail support solutions serving grocery and food service customers, such as quick serve restaurants (“QSR”).
•Port: Primarily focused on import and export solutions with close proximity to port locations.
_______________________________________________
(1)Warehouse categories are determined by primary service offering at the locations.
(2)Excludes third-party managed sites, certain warehouses that are closed due to an intention to exit or classified as held for sale.

Financial Supplement | Second Quarter 2026

Fixed Commitment and Lease Maturity Schedules
The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of June 30, 2026. Note that month to month contracts include expired contracts that are assumed to continue as month to month agreements until renewal or notice of intention to vacate.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenues(1)	% of Total Warehouse Segment Rent & Storage Revenues for the twelve months ended June 30, 2026(1)
(Dollars in thousands)
Month-to-Month	151	$74,200	7.4%
2026	127	86,658	8.6%
2027	148	125,774	12.5%
2028	105	143,841	14.3%
2029	25	55,030	5.5%
2030+	41	100,338	10.0%
Total	597	$585,841	58.3%
(1)Excludes revenues associated with sites that are closed due to an intention to exit, or classified as held for sale.

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of June 30, 2026. These leases had a weighted average remaining term of approximately 50 months as of June 30, 2026.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1)(2)	% of Total Warehouse Segment Rent & Storage Revenues for the twelve months ended June 30, 2026(2)	Leased Square Footage
(Dollars in thousands)
Month-to-Month	6	$584	0.1%	27
2026	42	4,707	0.5%	303
2027	36	9,924	1.0%	579
2028	31	13,934	1.4%	1,668
2029	8	4,617	0.5%	252
2030+	20	21,750	2.2%	1,319
Total	143	$55,516	5.7%	4,148
(1)Represents monthly rental payments under the relevant leases as of June 30, 2026, multiplied by 12.
(2)Excludes revenues associated with sites that are closed due to an intention to exit, or classified as held for sale.

Financial Supplement | Second Quarter 2026

Capital Expenditures
Maintenance Capital Expenditures are capitalized funds used to uphold and extend the useful life of assets, resulting in future economic benefits. These expenditures relate to routine and recurring maintenance that is essential to sustain current operations. This includes the cost to purchase and install, repair, or construct assets when it results in a useful life longer than one year and the cost per asset is over a de minimis threshold. Examples include roof repairs, refrigeration equipment refurbishment, racking system repairs, expenditures on material handling equipment and maintenance on existing servers.
External Growth Capital Expenditures refer to investments to expand our operations and enhance market position through mergers and acquisitions. External growth strategies rely on leveraging external assets and synergies to drive value creation and achieve strategic objectives. The Company completed the Houston acquisition on March 17, 2025 for total cash consideration of $108.4 million.
Expansion, Development, and Integration Capital Expenditures refer to investments to enhance our existing operations and increase storage capacity. Examples of capital expenditures associated with expansion and development are warehouse expansions and greenfield developments. Such capital expenditures also include integrating operational systems, rebranding, and upgrading infrastructure to our standards associated with recent mergers and acquisitions. Expansion, development, and integration capital expenditures during the six months ended June 30, 2026 include the recently announced customer dedicated project in Plover, Wisconsin.
Organic Growth Capital Expenditures refer to investments with a focus on internal development through existing resources and capabilities. Organic growth strategies focus on utilizing internal resources and synergies to meet strategic goals. Examples of capital expenditures associated with organic growth are pallet position expansion and expansion of drop lots. Organic growth capital expenditures also includes the purchase of previously leased warehouses that remain operational. On March 18, 2026, the Company completed the acquisition of a previously leased warehouse facility in Massillon, Ohio for cash consideration of $18.7 million concurrent with the signing of a triple net lease with a customer to occupy the space.
Technological Upgrades and Enhancements refer to investments aimed at improving our technological infrastructure, investments in hardware, software, and systems that automate processes, enhance data analytics, and improve cyber security. In addition, this category includes sustainability initiatives and other asset modernization projects such as installation of LED lighting and solar panels.
The following table sets forth our total capital expenditures for the three and six months ended June 30, 2026 and 2025.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025(1)	2026	2025(1)
	(In thousands)
Maintenance	$15,818	$17,283	$28,322	$32,082
External growth	—	—	—	108,448
Expansion, development, and integration(2)	57,623	131,015	110,858	199,355
Organic growth	54,670	46,253	113,636	72,171
Technological upgrades and enhancements	11,867	5,267	21,288	9,778
Total capital expenditures(3)	$139,978	$199,818	$274,104	$421,834
(1)Certain prior period amounts have been reclassified to conform to the current period presentation.
(2)Expansion and development capital expenditures include spend for sites in the recently completed expansion and development phase that are included in our non-same store pool, external integration capital expenditures associated with recent acquisitions in the non-same store pool, and any other expansion and development sites that are in progress that will be added to our non-same store pool when operations commence.
(3)Capital expenditures in the Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2026 include $40.8 million of costs accrued as of December 31, 2025 and paid during the six months ended June 30, 2026. Such expenditures exclude $45.8 million of costs accrued during the six months ended June 30, 2026 that will be paid in a future period.
We incurred capitalized interest of $6.0 million and $6.1 million for the three months ended June 30, 2026 and 2025, respectively, and $10.9 million and $10.1 million for the six months ended June 30, 2026 and 2025, respectively, which is included in the capital expenditures noted in the table above.

Financial Supplement | Second Quarter 2026

External Growth and Capital Deployment

Expansions, Developments, and Acquisitions Completed Within the Last 36 Months and In Process
Project Vintage (Months)	Project Count	Square Feet (In millions)	Cubic Feet (In millions)	Pallet Positions (In thousands)	Cost (In millions)(1)	Remaining Spend	LTM NOI (In millions)(2)	Estimated Stabilized NOI (In millions)	Weighted Average Estimated Stabilized ROIC(3)
25-36	2	0.3	16.3	62	$143	—	$7	$11 - $13	8% - 9%
13-24	—	—	—	—	—	—	—	—	—
1-12	6	1.3	52.8	146	446	5	(1)	41 - 45	9% - 10%
1-36	8	1.6	69.1	208	$589	$5	$6	$52 - $58	9% - 10%

In Process(4)	2	0.5	35.8	106	$138	$170	—	$31 - $34	10% - 11%

Total(5)	10	2.1	104.9	314	$727	$175	$6	$83 - $92	9% - 10%

Completed Projects by Q2 2026 Same Store Pool
	Project Count	LTM NOI
Same Store Warehouse	2	$7
Non-Same Store Warehouse	6	$(1)
Total	8	$6
(1)Cost represents costs incurred as of June 30, 2026, inclusive of capitalized internal labor, travel, and interest.
(2)Defined as last twelve months of revenues less cost of operations excluding any Depreciation and amortization, corporate-level Selling, general, and administrative; Transactions, strategic initiatives and other costs, net, Impairment of indefinite and long-lived assets, Net gain from sale of real estate, and all components of Other (expense) income.
(3)Defined as stabilized net operating income divided by total cost, with each facility's ROIC weighted based on its proportionate share of total cost.
(4)Includes 2 sites that are in the development and expansion phase that will be added to the non-same store pool when operations commence.
(5)Total Cost and Total Remaining Spend includes $343M related to sites that are expected to be or may be contributed to the Joint Venture Formation with EQT. Total LTM NOI and Estimated Stabilized NOI includes $7M and $33M, respectively, related to sites that are expected to be or may be contributed to the Joint Venture Formation with EQT.

Financial Supplement | Second Quarter 2026

Other Supplemental Information
Historical Performance Trend - As of January 1, 2026, the Company's former Third-Party Managed reportable segment has been included in the Warehouse reportable segment. All prior period comparative financial information has been recast to reflect the revised segment structure. The Company's Third-Party Managed sites are included within the same store warehouse pool. The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

(Dollars in thousands)(1)	Q2 26	Q1 26	Q4 25	Q3 25	Q2 25	Q1 25
Number of same store warehouses(2)	212	212	212	212	212	212
Same store revenues(3):
Rent and storage	$240,953	$234,677	$242,348	$242,921	$239,808	$236,962
Warehouse services(4)	339,134	322,517	338,010	337,989	328,012	315,757
Total same store revenues	$580,087	$557,194	$580,358	$580,910	$567,820	$552,719
Same store cost of operations(3)(4):
Power	36,134	31,741	31,848	38,310	32,475	29,261
Other facilities costs(5)	56,697	56,930	58,275	55,055	56,088	56,362
Labor	242,559	239,706	236,929	241,572	235,443	231,946
Other services costs(5)	46,482	41,515	47,894	48,226	42,682	41,506
Total same store cost of operations	$381,872	$369,892	$374,946	$383,163	$366,688	$359,075

Same store contribution (NOI)	$198,215	$187,302	$205,412	$197,747	$201,132	$193,644
Same store rent and storage contribution (NOI)(6)	$148,122	$146,006	$152,225	$149,556	$151,245	$151,339
Same store services contribution (NOI)(7)	$50,093	$41,296	$53,187	$48,191	$49,887	$42,305

Same store margin	34.2%	33.6%	35.4%	34.0%	35.4%	35.0%
Same store rent and storage margin(8)	61.5%	62.2%	62.8%	61.6%	63.1%	63.9%
Same store services margin(9)	14.8%	12.8%	15.7%	14.3%	15.2%	13.4%

Same store rent and storage metrics:
Economic occupancy
Average economic occupied pallets(10)	3,811	3,828	3,965	3,836	3,833	3,895
Economic occupancy percentage(10)	77.7%	78.0%	80.4%	77.7%	77.5%	78.5%
Same store rent and storage revenues per average economic occupied pallet	$63.23	$61.31	$61.12	$63.33	$62.56	$60.84

Physical occupancy
Average physical occupied pallets(11)	3,390	3,287	3,421	3,273	3,277	3,314
Average physical pallet positions(11)	4,905	4,907	4,933	4,940	4,947	4,962
Physical occupancy percentage(11)	69.1%	67.0%	69.3%	66.3%	66.2%	66.8%
Same store rent and storage revenues per average physical occupied pallet	$71.08	$71.40	$70.84	$74.22	$73.18	$71.50

Same store services metrics:
Throughput pallets(4)	8,682	8,501	8,754	8,739	8,632	8,598
Same store warehouse services revenues per throughput pallet	$39.06	$37.94	$38.61	$38.68	$38.00	$36.72

Total non-same store results(3):
Non-same store revenues	$23,486	$20,719	$29,798	$34,912	$34,831	$32,268
Non-same store cost of operations	$19,966	$21,315	$25,870	$35,367	$33,049	$27,318
Non-same store contribution NOI	$3,520	$(596)	$3,928	$(455)	$1,782	$4,950
(1)Total amounts in the table above and year to date calculations may not calculate exactly due to rounding.
(2)Sites are removed from the site count if the executive leadership team has approved the exit and the site is vacant as of period end or, if the site is held for sale.
(3)Rent, storage, and warehouse services revenues do not include the financial results of certain warehouses that are classified as held for sale. Rent, storage, and warehouse services cost of operations do not include the financial results of certain warehouses that are considered held for sale, idle, or closed due to an intention to exit. The operational results for these sites are recognized within Transactions, strategic initiatives and other costs, net.
(4)Prior period Warehouse segment financial results and related metrics have been recast to include the Company’s former Third-Party Managed reportable segment. The former Third-Party Managed services revenues are now included within Warehouse services revenues.
(5)Certain immaterial prior period amounts have been reclassified to conform to the current period presentation.
(6)Calculated as same store rent and storage revenues less same store power and other facilities costs.
(7)Calculated as same store warehouse services revenues less same store labor and other services costs.
(8)Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(9)Calculated as same store services contribution (NOI) divided by same store services revenues.
(10)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(11)We define average physical occupied pallets as the average number of physically occupied pallet positions in our warehouses for the applicable period. Average physical pallet positions is defined as the average number of estimated pallet positions available for storage (also referred to as pallet capacity) within our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, for the applicable period.

Financial Supplement | Second Quarter 2026

Pro-Forma Historical Performance Trend - The following table reflects the actual results of our 2026 same store and non-same store pools, recast for the expected formation of our joint venture with EQT, in USD, for the respective periods.

(Dollars in thousands)(1)	Q2 26	Q1 26	Q4 25	Q3 25	Q2 25	Q1 25
Number of same store warehouses(2)	200	200	200	200	200	200
Same store revenues(3):
Rent and storage	$215,878	$210,836	$217,302	$217,625	$214,969	$212,183
Warehouse services(4)	306,987	292,580	307,218	305,819	293,291	285,086
Total same store revenues	$522,865	$503,416	$524,520	$523,444	$508,260	$497,269
Same store cost of operations(3)(4):
Power	33,735	29,499	29,504	35,726	30,239	27,298
Other facilities costs	52,646	53,013	54,351	51,115	52,062	51,827
Labor	222,801	219,850	217,042	220,974	214,606	211,469
Other services costs	41,983	37,568	43,800	43,621	37,760	37,601
Total same store cost of operations	$351,165	$339,930	$344,697	$351,436	$334,667	$328,195

Same store contribution (NOI)	$171,700	$163,486	$179,823	$172,008	$173,593	$169,074
Same store rent and storage contribution (NOI)(5)	$129,497	$128,324	$133,447	$130,784	$132,668	$133,058
Same store services contribution (NOI)(6)	$42,203	$35,162	$46,376	$41,224	$40,925	$36,016

Same store margin	32.8%	32.5%	34.3%	32.9%	34.2%	34.0%
Same store rent and storage margin(7)	60.0%	60.9%	61.4%	60.1%	61.7%	62.7%
Same store services margin(8)	13.7%	12.0%	15.1%	13.5%	14.0%	12.6%

Same store rent and storage metrics:
Economic occupancy
Average economic occupied pallets(9)	3,472	3,497	3,628	3,487	3,494	3,560
Economic occupancy percentage(9)	76.5%	77.0%	79.5%	76.2%	76.3%	77.5%
Same store rent and storage revenues per average economic occupied pallet	$62.18	$60.29	$59.90	$62.41	$61.53	$59.60

Physical occupancy
Average physical occupied pallets(10)	3,089	3,009	3,127	2,983	2,973	3,040
Average physical pallet positions(10)	4,539	4,541	4,566	4,575	4,580	4,595
Physical occupancy percentage(10)	68.1%	66.3%	68.5%	65.2%	64.9%	66.2%
Same store rent and storage revenues per average physical occupied pallet	$69.89	$70.07	$69.49	$72.96	$72.31	$69.80

Same store services metrics:
Throughput pallets	7,943	7,776	7,970	7,971	7,837	7,817
Same store warehouse services revenues per throughput pallet	$38.65	$37.63	$38.55	$38.37	$37.42	$36.47

Total non-same store results(3):
Non-same store revenues	$19,115	$16,907	$28,417	$33,786	$34,830	$32,268
Non-same store cost of operations	$17,723	$19,017	$23,999	$34,059	$32,942	$27,291
Non-same store contribution NOI	$1,392	$(2,110)	$4,418	$(273)	$1,888	$4,977

Joint venture results(11):
Joint venture revenues	$61,593	$57,590	$57,219	$58,592	$59,561	$55,450
Joint venture cost of operations	$32,950	$32,260	$32,120	$33,035	$32,128	$30,907
Joint venture contribution NOI	$28,643	$25,330	$25,099	$25,557	$27,433	$24,543
(1)Total amounts in the table above and year to date calculations may not calculate exactly due to rounding.
(2)Sites are removed from the site count if the executive leadership team has approved the exit and the site is vacant as of period end or, if the site is held for sale.
(3)Rent, storage, and warehouse services revenues do not include the financial results of certain warehouses that are classified as held for sale. Rent, storage, and warehouse services cost of operations do not include the financial results of certain warehouses that are considered held for sale, idle, or closed due to an intention to exit. The operational results for these sites are recognized within Transactions, strategic initiatives and other costs, net.
(4)Prior period Warehouse segment financial results and related metrics have been recast to include the Company’s former Third-Party Managed reportable segment. The former Third-Party Managed services revenues are now included within Warehouse services revenues.
(5)Calculated as same store rent and storage revenues less same store power and other facilities costs.
(6)Calculated as same store warehouse services revenues less same store labor and other services costs.
(7)Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(8)Calculated as same store services contribution (NOI) divided by same store services revenues.
(9)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(10)We define average physical occupied pallets as the average number of physically occupied pallet positions in our warehouses for the applicable period. Average physical pallet positions is defined as the average number of estimated pallet positions available for storage (also referred to as pallet capacity) within our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, for the applicable period.
(11)Represents the operational results of the sites contributed to the joint venture, from the same and non-same store pools.

Financial Supplement | Second Quarter 2026

Unconsolidated Joint Venture (Investments in Partially Owned Entities)
As of June 30, 2026, the Company owned a 49% equity share in the Dubai-based RSA joint venture. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

RSA

Summary Balance Sheet - at the JV’s 100% share in AED			June 30, 2026	December 31, 2025
(In thousands)
Net book value of property, buildings, and equipment			182,643	183,275
Other assets			20,860	25,332
Total assets			203,503	208,607

Debt			121,091	156,299
Other liabilities			20,922	19,971
Equity			61,490	32,337
Total liabilities and equity			203,503	208,607

Americold’s ownership percentage			49%	49%

AED/USD end of period rate			0.2723	0.2723
Americold’s pro rata share of debt at AED/USD rate			$16,157	$20,855

	Three Months Ended		Six Months Ended
Summary Statement of Operations - at the JV’s 100% share in AED	Q2 26	Q2 25	Q2 26	Q2 25
(In thousands)
Revenues	14,770	8,863	27,253	15,371

Cost of operations	14,250	6,770	25,571	12,031
Depreciation & amortization	2,497	915	4,848	1,797
Total operating expenses	16,747	7,685	30,419	13,828
Operating (loss) income	(1,977)	1,178	(3,166)	1,543

Interest expense	(2,194)	(676)	(4,454)	(1,329)
Total non-operating expenses	(2,194)	(676)	(4,454)	(1,329)
Net (loss) income	(4,171)	502	(7,620)	214

Americold’s ownership percentage	49%	49%	49%	49%

AED/USD average rate	0.2723	0.2723	0.2723	0.2723
Americold’s pro rata share of NOI in USD	$69	$279	$224	$446
Americold’s pro rata share of Net (loss) income in USD	$(557)	$67	$(1,017)	$29
Americold’s pro rata share of Core FFO in USD	$(157)	$167	$(365)	$228
Americold’s pro rata share of Adjusted FFO in USD	$(114)	$168	$(278)	$244

Financial Supplement | Second Quarter 2026

Reconciliations, Notes, and Definitions

Revenues and Contribution (NOI) by Segment
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Segment revenues:
Warehouse(1)	$603,573	$602,651	$1,181,486	$1,187,638
Transportation	59,317	48,097	111,274	92,090
Total revenues	662,890	650,748	1,292,760	1,279,728

Segment contribution:
Warehouse(1)	201,735	202,914	388,441	401,508
Transportation	10,952	8,742	19,755	15,996
Total segment contribution (NOI)	212,687	211,656	408,196	417,504

Reconciling items:
Depreciation and amortization expense	(102,931)	(90,462)	(194,591)	(179,444)
Selling, general, and administrative expense	(62,864)	(66,907)	(134,183)	(136,142)
Transactions, strategic initiatives and other costs, net	(28,470)	(23,226)	(48,915)	(48,640)
Impairment of long-lived assets	(309,572)	(5,226)	(309,572)	(5,226)
Net gain from sale of real estate	3,316	11,760	5,521	11,760
Interest expense	(42,300)	(38,245)	(83,819)	(74,362)
Loss from investments in partially owned entities	(520)	(335)	(932)	(1,698)
Other, net	6,928	5,775	14,311	7,071
(Loss) income before income taxes	$(323,726)	$4,790	$(343,984)	$(9,177)
(1)As of January 1, 2026, the Company's former Third-Party Managed reportable segment has been included in the Warehouse reportable segment. All prior period comparative financial information has been recast to reflect the revised segment structure.

Financial Supplement | Second Quarter 2026

Notes and Definitions
We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, net debt to pro-forma Core EBITDA, segment contribution (NOI) and margin, same store revenues and NOI, certain constant currency metrics, total enterprise value, and maintenance capital expenditures.
We calculate NAREIT funds from operations, or NAREIT FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding gains or losses from sales of previously depreciated operating real estate and real estate related assets, plus specified non-cash items, such as real estate asset depreciation and amortization, impairment charges on real estate related assets, and our share of reconciling items for partially owned entities. We believe that NAREIT FFO is helpful to investors as a supplemental performance measure because it excludes the effect of real estate related depreciation, amortization and gains or losses from sales of real estate or real estate related assets, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, NAREIT FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as NAREIT FFO adjusted for the effects of extraordinary items as defined under U.S. GAAP including Net loss (gain) on sale of non-real estate related assets; Transactions, strategic initiatives and other costs, net; Impairment of long-lived assets (excluding certain real estate related assets); Gain on termination of derivative instruments; Foreign currency exchange loss (gain); Project Orion deferred costs amortization; Our share of reconciling items related to partially owned entities; and Gain from sale of partially owned entity. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.

However, because NAREIT FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of NAREIT FFO and Core FFO measures of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of Amortization of deferred financing costs and pension withdrawal liability; Amortization of below/above market leases; Straight-line rent adjustment; Deferred income tax expense; Stock-based compensation expense; Non-real estate related depreciation and amortization; Maintenance capital expenditures; and Our share of reconciling items related to partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.

NAREIT FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. NAREIT FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP Net (loss) income and Net (loss) income per common share - diluted (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. NAREIT FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our Condensed Consolidated Statements of Operations (Unaudited) and Condensed Consolidated Statements of Cash Flows (Unaudited) included in our quarterly and annual reports. NAREIT FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our Net (loss) income or Net cash provided by operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our NAREIT FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. We reconcile NAREIT FFO, Core FFO and Adjusted FFO to Net (loss) income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

We calculate NAREIT EBITDA for Real Estate, or NAREIT EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, Net (loss) income before Depreciation and amortization; Interest expense; Income tax expense; Net gain from sale of real estate; and Adjustment to reflect share of EBITDAre of partially owned entities. NAREIT EBITDAre is a measure commonly used in our industry, and we present NAREIT EBITDAre to enhance investor understanding of our operating performance. We believe that NAREIT EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.

We also calculate our Core EBITDA as NAREIT EBITDAre further adjusted for Transactions, strategic initiatives and other costs, net; Loss from investments in partially owned entities; Impairment of long-lived assets; Foreign currency exchange loss (gain); Stock-based compensation expense; Gain on termination of derivative instruments; Net (gain) loss on real estate related asset disposals; Net loss (gain) on sale of non-real estate related assets; Project Orion deferred costs amortization; Reduction in EBITDAre from partially owned entities; and Gain from sale of partially owned entity. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in NAREIT EBITDAre but which we do not believe are indicative of our core business operations. We calculate Core EBITDA margin as Core EBITDA divided by Total revenues. NAREIT EBITDAre and Core EBITDA are not measurements of financial performance or liquidity under U.S. GAAP, and our NAREIT EBITDAre and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our NAREIT EBITDAre and Core EBITDA as alternatives to Net (loss) income or Net cash provided by operating activities determined in accordance with U.S. GAAP. Our calculations of NAREIT EBITDAre and Core EBITDA have limitations as analytical tools, including:

•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Financial Supplement | Second Quarter 2026

Net debt is calculated using total debt outstanding less cash, cash equivalents, and restricted cash. Net debt to proforma Core EBITDA is calculated using total debt outstanding less cash, cash equivalents, and restricted cash divided by pro-forma and/or Core EBITDA. If applicable, we calculate pro-forma Core EBITDA as Core EBITDA further adjusted for acquisitions, divestitures, exited properties and properties classified as held for sale. The pro-forma adjustment for acquisitions reflects the Core EBITDA for the period of time prior to acquisition.
NOI is calculated as Net (loss) income before Interest expense, Income tax expense, Depreciation and amortization, and excluding corporate Selling, general, and administrative expense; Transactions, strategic initiatives and other costs, net; Net gain from sale of real estate and all components of non-operating other income and expense. Management believes that this is a helpful metric to measure period to period operating performance of the business.

We define our “same store” population once annually at the beginning of the current calendar year. Our population includes properties owned or leased for the entirety of two comparable periods with at least twelve consecutive months of normalized operations prior to January 1 of the current calendar year. We define “normalized operations” as properties that have been open for operation or lease, after development, expansion, or significant modification (e.g., rehabilitation subsequent to a natural disaster). Acquired properties are included in the “same store” population if owned by us as of the first business day of the prior calendar year (e.g. January 1, 2025) and are still owned by us as of the end of the current reporting period, unless the property is under development. The “same store” pool is also adjusted to remove properties that are being exited (e.g. non-renewal of warehouse lease or held for sale to third parties), were sold, or entered development subsequent to the beginning of the current calendar year. Changes in ownership structure (e.g., purchase of a previously leased warehouse) does not result in a facility being excluded from the same store population, as management believes that actively managing its real estate is normal course of operations. Additionally, management classifies new developments (both conventional and automated facilities) as a component of the same store pool once the facility is considered fully operational and both inbounding and outbounding product for at least twelve consecutive months prior to January 1 of the current calendar year.

We calculate “same store revenues” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any Depreciation and amortization, Selling, general, and administrative, Transactions, strategic initiatives and other costs, net and Net gain from sale of real estate) and all components of non-operating other income and expense. In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP.

We calculated “total enterprise value” as the sum of net debt and our equity capitalization based on the fully diluted unweighted common stock outstanding and the related common stock share price as of June 30, 2026.

We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards.
We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Warehouse Segment Same Store Revenues and NOI, Total Company NOI, Core EBITDA, and Adjusted FFO per share without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.